                                                                    Exhibit 11.1

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        COMPUTATION OF PER SHARE EARNINGS
              For the Years Ended December 31, 2004, 2002, and 2001
              (In Thousands of Euros, Except for Per Share Amounts)

                                              BASIC EPS
                               ---------------------------------------
                                   2003          2002          2001
                               -----------   -----------   -----------
Net loss per

   financial statements        E    (2,786)  E    (3,622)  E    (1,848)
                               ===========   ===========   ===========
Weighted average

   shares outstanding           51,285,044    50,045,658    42,459,784
   Basic earnings (loss)

      per share                E      (.05)  E      (.07)  E      (.04)
                               ===========   ===========   ===========

                                             DILUTED EPS
                               ---------------------------------------
                                   2003          2002          2001
                               -----------   -----------   -----------
Net loss per

   financial statements        E    (2,786)  E    (3,622)  E    (1,848)
                               ===========   ===========   ===========
Weighted average

   shares outstanding           51,285,044    50,045,658    42,459,784
   Diluted earnings (loss)

      per share*   E           E      (.05)  E      (.07)  E      (.04)
                               ===========   ===========   ===========

*    - Anti-dilutive